UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On September 19, 2014 (the “Effective Date”), Trevena, Inc. (the “Company”) entered into a loan and security agreement (the “Agreement”) with Oxford Finance LLC, as collateral agent and lender (“Oxford”) and Square 1 Bank, as lender (“Square 1”, and together with Oxford, the “Lenders”) pursuant to which the Lenders have agreed to lend the Company up to $35.0 million in a series of term loans. Upon entering into the Agreement, the Company borrowed $2.0 million from the Lender (“Term Loan A”). Under the terms of the Agreement, the Company may, at its sole discretion, borrow from the Lender:

•                  up to an additional $16.5 million, at any time on or before June 30, 2015 (“Term Loan B”) subject to the Company’s satisfaction of specified conditions precedent related to the results of the Company’s ongoing Phase 2 studies of TRV130, as described in the Agreement; and

•                  an additional $16.5 million, at any time on or before March 31, 2016 (“Term Loan C” and together with Term Loan A and Term Loan B, the “Term Loans”), subject to the Company’s satisfaction of specified conditions precedent related to the results of the Company’s ongoing Phase 2 studies of TRV027, as described in the Agreement.

The proceeds from Term Loan A and future proceeds, if any, from Term Loan B and/or Term Loan C under the Agreement may be used to satisfy the Company’s future working capital needs, potentially including the development of its clinical and preclinical product candidates.

The Company’s obligations under the Agreement are secured by a first priority security interest in substantially all of the assets of the Company, other than intellectual property. The Company has agreed not to pledge or otherwise encumber its intellectual property, other than through grants of certain permitted non-exclusive or exclusive licenses or other conveyances of its intellectual property.

Under the Agreement, the Term Loans will accrue interest at a fixed rate of 6.50% per annum.  The Company is required to make payments of interest only on Term Loan A on a monthly basis through and including October 1, 2015 (“Interest Only Termination Date”), after which payments of interest and principal will be due in equal monthly installments until December 1, 2018 (the “Maturity Date”).  Both the Interest Only Termination Date and the Maturity Date may be modified with respect to the Term Loans, as applicable, as follows:

•                  If the Company meets the conditions to draw Term Loan B on or prior to June 30, 2015 (the “Term Loan B Funding Condition”), then the Interest Only Termination Date related to any outstanding Term Loans will be extended until April 1, 2016.

•                  If the Company meets the conditions to draw Term Loan C on or prior to March 31, 2016 (the “Term Loan C Funding Condition”), the Interest Only Termination Date related to any outstanding Term Loans will be extended until October 1, 2016.

•                  If each of the Term Loan B Funding Condition and the Term Loan C Funding Condition have been satisfied and the Company has received net cash proceeds of at least $50,000,000 from its existing strategic partnership and collaborative License Option Agreement with Forest Laboratories Holding Limited or another strategic partnership in form and substance satisfactory to the Lenders (a “Financing Event”), then the Maturity Date for the Term Loans will be extended to September 1, 2019 (the “Extended Maturity Date”).

The Company has paid the Lenders a facility fee of $175,000 in connection with the execution of the Agreement. Upon the last payment date of the amounts borrowed under the Agreement, the Company will be required to pay the Lenders a final payment fee equal to 5.25% of the Term Loans borrowed (the “Final Payment Percentage”) and subject to adjustment as follows:

•                  If either the Term Loan B Funding Condition or the Term Loan C Funding Condition have been satisfied, the Final Payment Percentage will be 6.1%;

•                  If both the Term Loan B Funding Condition and the Term Loan C Funding Condition have been satisfied, the Final Payment Percentage will be 6.6%; and

•                  If both the Term Loan B Funding Condition and the Term Loan C Funding Condition have been satisfied and a Financing Event has occurred, the Final Payment Percentage shall be 7.0%.

In addition, if the Company repays the Term Loans prior to the applicable maturity date, it will pay the Lender a prepayment fee of 3.00% of the total amount prepaid if the prepayment occurs prior to the first anniversary of the funding of the applicable Term Loan, 2.00% percent of the total amount prepaid if the prepayment occurs between the first and second anniversary of the funding of the applicable Term Loan, and 1.00% percent of the total amount prepaid if the prepayment occurs on or after the second anniversary of the funding of the applicable Term Loan.

The Agreement includes affirmative and restrictive covenants, including: (a) financial reporting requirements; (b) limitations on the incurrence of indebtedness; (c) limitations on liens; (d) limitations on certain merger and acquisition transactions; (e) limitations on dispositions of certain assets; (f) limitations on fundamental corporate changes (including changes in control); (g) limitations on investments; (h) limitations on payments and distributions and (i) other covenants. The Agreement also contains certain events of default, including for payment defaults, breaches of covenants, a material adverse change in the collateral, the Company’s business, operations or condition (financial or otherwise), certain levies, attachments and other restraints on the Company’s business, insolvency, defaults under other agreements and misrepresentations.

Three Point Capital, LLC (“Three Point”) served as a placement agent in connection with the Term Loans.  The Company paid Three Point $65,000 upon execution of the Agreement and will be obligated to pay up to an additional $175,000 if the Company draws on Term Loan B and Term Loan C.

In connection with entering into the Agreement, the Company issued to each of Oxford, Square 1 and Three Point warrants to purchase shares of the Company’s common stock (the “Warrants”). The Warrants are exercisable, in whole or in part, immediately, and have a per share exercise price of $5.8610, which is the average closing price of the Company’s common stock on the NASDAQ Global Market for the ten trading days prior to the Effective Date.  The Warrants may be exercised on a cashless basis.  The Warrants will terminate on the earlier of September 19, 2024 or the closing of a merger or consolidation transaction in which the Company is not the surviving entity.  If the Company borrows Term Loan B and/or Term Loan C, upon the funding of such Term Loan, the Company will issue additional warrants to purchase shares of the Company’s common stock, each with a per share exercise price of $5.8610 and on substantially the same terms as those contained in the Warrants.  The number of Warrants issued or issuable by the Company is as follows:

Entity	Shares Underlying Warrants Issued on the Effective Date	Maximum Number of Shares Underlying Warrants Issuable Assuming Full Draw of Term Loan B	Maximum Number of Shares Underlying Warrants Issuable Assuming Full Draw of Term Loan C
Oxford	4,875	40,217	40,217
Square 1	1,950	16,087	16,087
Three Point	853	7,038	7,038

The maximum aggregate number of shares underlying additional Warrants that can be issued by the Company to the Lenders under the Agreement and to Three Point under the placement agent arrangement is 126,685.

The descriptions of the Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Agreement and form of Warrant, attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Agreement is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the Warrants is incorporated by reference into this Item 3.02. The Warrants issued to Oxford, Square 1 and Three Point were issued in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)       Exhibits

Number	Description
4.1	Form of Warrant dated September 19, 2014 issued by Trevena, Inc. to Oxford Finance LLC, Square 1 Bank and Three Point Capital, LLC.

10.1	Loan and Security Agreement, dated September 19, 2014, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Square 1 Bank, as lender.

99.1	Press release dated September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: September 22, 2014	By:	/s/ Roberto Cuca
Roberto Cuca
Sr. Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Warrant dated September 19, 2014 issued by Trevena, Inc. to Oxford Finance LLC and Square 1 Bank.

10.1	Loan and Security Agreement, dated September 19, 2014, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Square 1 Bank, as lender.

99.1	Press release dated September 22, 2014.